                                                                    EXHIBIT 23.8

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 2000, with respect to the financial statements of Microlan Systems, Inc. "DBA" Madison Technology Group included in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corporation dated February 11, 2000.

JOEL E. SAMMET & CO.
New York, New York 10005

February 10, 2000
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     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 2000, with respect to the financial statements of Madison Consulting Resources, Inc. included in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corporation dated February 11, 2000.

JOEL E. SAMMET & CO.
New York, New York 10005

February 10, 2000

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 2000, with respect to the financial statements of Madison Consulting Resources N.J., Inc. included in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corporation dated February 11, 2000.

JOEL E. SAMMET & CO.
New York, New York 10005

February 10, 2000